UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2009

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 6, 2009, Continental Commercial Products, LLC (“CCP”), a wholly-owned subsidiary of Katy Industries, Inc. (“Katy” or the “Company”) terminated Douglas A. Brady from his position as Chief Operating Officer of CCP, effective March 9, 2009.

On March 31, 2009, Keith Mills retired from his position as Vice President, Abrasives Business Development and International Sales of CCP. Pursuant to a separation agreement (the “Separation Agreement”) entered into on April 3, 2008 between Glit/Gemtex Ltd. (“Glit”), an indirect subsidiary of the Company and which provided Keith Mills to CCP, and Mr. Mills, Glit had agreed with Mr. Mills that he would work full time through December 31, 2008 and part time from January 1, 2009 through June 30, 2009. The Separation Agreement further provided that Mr. Mills would receive severance through December 31, 2009 in the amount of Mr. Mills’ full salary in effect as of January 1, 2008. The Separation Agreement also provided that until the earlier of December 31, 2009 or the date on which Mr. Mills commences alternative employment, Mr. Mills would receive continuation of all group insured benefit coverage received by him as of January 1, 2008. Mr. Mills and the Company subsequently agreed that Mr. Mills would work full time from January 1, 2009 through March 31, 2009, rather than working part time from January 1, 2009 through June 30, 2009, without any modification to the above-described compensation arrangements.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.             Description

99.1	Separation Agreement between Keith Mills and Glit/Gemtex Ltd. dated as of April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date:  April 3, 2009

Exhibits

Exhibit No.             Description

99.1	Separation Agreement between Keith Mills and Glit/Gemtex Ltd. dated as of April 3, 2008.